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                                                                    EXHIBIT 4.2

                      APOLLO BIOPHARMACEUTICS, INC.

                                                              CUSIP 03759Y 11 0

THIS CERTIFIES THAT, for valued received,


or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. One Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.02 par value, of Apollo BioPharmaceutics, Inc., a Delaware corporation (the "Company") at any time prior to the Time of Expiry (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Election to Purchase Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent,
or its successor (the "Warrant Agent"), accompanied by payment of $           ,
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subject to adjustment (the "Purchase Price"), in lawful money of the United
States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

   This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated among the Company, Neidiger, Tucker, Bruner, Inc. and the
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Warrant Agent.

   In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

   Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

   The term "Time of Expiry" shall mean 5:00 p.m. (New York time) on
              .  If such date shall in the Sate of New York be a Saturday,
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Sunday or a civic or statutory holiday, then the Time of Expiry shall mean
5:00 p.m. (New York time) the next following day which in the State of New York is not a Saturday, Sunday or a civic or statutory holiday.

   The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant.

   This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to limitations provided in the Warrant Agreement.

   Subject to the provisions of the Warrant Agreement and commencing
[one year from the date of the Prospectus], this Warrant is subject to redemption by the Company, on not less than 30 days' prior written notice, at
a price of $    per Warrant, if the average of the closing bid prices of the
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Common Stock for any period of 20 consecutive business days ending within 10 business days of the date on which the notice of redemption is given shall
have exceeded $          per share (subject to adjustment).  For these
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purposes, the closing bid price of the Common Stock shall be determined by the closing bid price, as reported by the Nasdaq Stock Market ("Nasdaq"), so long as the Company's Common Stock is quoted thereon or, if the Company's Common Stock is listed on a securities exchange, by the last reported sales price. The Company's redemption rights will be in effect only if the Common Stock is either quoted on Nasdaq or listed on a securities exchange. The Holder of this Warrant will automatically forfeit the Holder's right to purchase the shares of Common Stock issuable upon exercise of this Warrant unless the Warrant is exercised before it is redeemed. A notice of

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redemption will be mailed no later than 30 days before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Warrant certificate shall be delivered and the date of expiration of the right to exercise the Warrant.

   Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

   The Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of law principles.

   This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

   IN WITNESS WHEREOF, the Company has duly executed this Warrant Certificate manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

By: /s/ John J. Curry                  By: /s/ Katherine Gordon
    --------------------------             --------------------------
        Treasurer                              President

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                         ELECTION TO PURCHASE

   To Be Executed by the Registered Holder in Order to Exercise Warrants

   The undersigned Registered Holder hereby irrevocably elects to exercise
                 Warrants represented by this Warrant Certificate, and to
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purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

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                  [please print or type name and address]

and be delivered to

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                  [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

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   The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below.


                                       (Name of NASD Member)

Dated:                                X
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                                                      Address

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                                           Taxpayer Identification Number

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                                                Signature Guaranteed

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                              ASSIGNMENT

   To Be Executed by the Registered Holder in Order to Assign Warrants

   FOR VALUE RECEIVED,                                  hereby sells, assigns
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   and transfers unto

             PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

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                  [please print or type name and address]

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of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
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Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                 X
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                                               Signature Guaranteed:



THE SIGNATURE TO THE ASSIGNMENT OR THE ELECTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE. IF THE ASSIGNMENT OF THE FORM IS SIGNED PURSUANT TO A POWER OF ATTORNEY, SUCH POWER OF ATTORNEY MUST BE ATTACHED HERETO.